UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2020

ALLIED ESPORTS ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38266	82-1659427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17877 Von Karman Avenue, Suite 300

Irvine, California, 92614

(Address of Principal Executive Offices) (Zip Code)

(949) 265-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AESE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Modifications to Bridge Notes

As previously disclosed, the former owners of certain of the subsidiaries of Allied Esports Entertainment, Inc. (the “Company”) issued a series of secured convertible promissory notes to several accredited investors (the “Bridge Noteholders”) on October 11, 2018 and May 15, 2019 in the aggregate original principal amount of $14,000,000 (collectively, the “Bridge Notes”). The Bride Notes were subsequently assumed by the Company, and payments were deferred until August 23, 2020 (the “Bridge Maturity Date”). Prior to the transactions set forth below, Bridge Notes in an aggregate amount of $9 million remained outstanding.

1.	Secured Convertible Note Modification (Extension) Agreements between the Company and the Extending Bridge Noteholders (as defined below)

On June 8, 2020, the Company and the holders (the “Extending Bridge Noteholders”) of two Bridge Notes in the aggregate principal amount of $2,000,000 (together, the “Extended Bridge Notes”), each entered into a Secured Convertible Note Modification (Extension) Agreement with the Company (together, the “Bridge Note Extensions”) pursuant to which, among other things, the Extending Bridge Noteholders agreed to extend the maturity date of their respective Extended Bridge Note until February 23, 2022. Interest on the Extended Bridge Notes will continue to accrue at 12.0% per year and may be prepaid without penalty. The remaining provisions of the Extended Bridge Notes remain unchanged and in effect.

One of the Extending Bridge Noteholders is Man Sha, the spouse of Frank Ng, the Company’s Chief Executive Officer and a Director.

The foregoing summary description of the terms and conditions of the Bridge Note Extensions does not purport to be complete and is qualified in its entirety by reference to thereto, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

2.	Secured Convertible Note Modification Agreement No. 3 between the Company and Knighted Pastures LLC

Knighted Pastures LLC (“Knighted”) previously converted $5 million of principal of the Bridge Notes into Company common stock as reported on the Company’s Current Reports on Form 8-K filed on April 30, 2022 and May 22, 2020. On June 8, 2020, the Company and Knighted entered into Secured Convertible Note Modification Agreement No. 3 (“Amendment No. 3), pursuant to which Knighted agreed to defer payment of all interest payable to Knighted on the Bridge Maturity Date ($1,421,096) until February 23, 2022. Such amount will accrue interest at the annual rate of 12% and may be prepaid without penalty. The remaining amounts due under Knighted’s Note, as amended, is no longer convertible into shares of common stock.

The foregoing summary description of the terms and conditions of Amendment No. 3 does not purport to be complete and is qualified in its entirety by reference to thereto, a form of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Senior Secured Loan

On June 8, 2020, the Company and certain accredited investors (the “Investors”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), pursuant to which the Investors made, in a private placement transaction, a net $9,000,000 loan (after payment of a $600,000 original issue discount) to the Company (the “Loan”). The Purchase Agreement contains customary representations and warranties, and the Company agreed it would not take on additional debt from third parties without the Investors’ written approval, subject to certain exceptions for ordinary course trade debt. The Company also agreed to use 35% of the proceeds from future financings in excess of $3 million (or $5 million if approved by the Investors) to pay down the outstanding balance on the Loan. The Company reserves its rights under the Purchase Agreement to consummate, subject to certain exceptions, a debtor or equity offering of up to $5 million in the future.

The Loan is evidenced by Senior Secured Convertible Promissory Notes (the “Notes”) in the original aggregate principal amount of $9.600,000 and bearing guaranteed interest at a rate of 8% per annum. The Notes have a two-year term, with aggregate principal payable in equal monthly installments of $436,364 commencing 60 days after the date of the Loan with accrued interest thereon. Monthly payments of interest are due on such dates as well. Each payment may be paid at the Company’s option in cash, or if all equity conditions set forth in the Note are satisfied or waived, in shares of common stock (“Note Shares”) at a price equal to 87% of the lowest VWAP in the 10 days prior to the payment date. Each such payment (in cash or shares) will be equal to 110% of the monthly installment.

The equity conditions include, but are not limited to, (a) there existing no events of default, (b) all amounts due have been timely paid, (c) the shares may be resold pursuant to a registration statement or pursuant to an exemption under Rule 144 of the Securities Act, (d) the shares are registered for trading on a trading market, (e) there is a sufficient number of authorized but unissued shares and otherwise unreserved shares to issue all shares required under the various Loan documents, (f) the holder does not possess any material non-public information at the time of issuance, and (g) the Company’s shares have met certain minimum volume and closing price thresholds. The issuance of shares is also prohibited to the extent the issuance would cause the Investor to exceed the Beneficial Ownership Limitation (described below) or would cause the Investors to receive more than 19.99% of the shares of outstanding common stock as of the date of the Loan unless the Company obtains shareholder approval of the Loan in advance of such issuance.

The Notes are convertible at each Investor’s option, in whole or in part, and from time to time, into shares of the Company’s common stock (“Conversion Shares”) at $3.30 per share (subject to adjustment to convert at the same price as any issuances of Company common stock at a lower issuance price, subject to certain exceptions); provided, however, that the parties may not effect any such conversion that would result in an Investor (together with its affiliates) owning in excess of 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the conversion in question (the “Beneficial Ownership Limitation”). Each Investor, upon notice to the Company, may increase or decrease its Beneficial Ownership Limitation, provided that the Beneficial Ownership Limitation may not exceed 9.99%.

Conversion of the Note is also limited if it would cause the Investors to receive more than 19.99% of the shares of outstanding common stock as of the date of the Loan unless the Company obtains shareholder approval of the Loan in advance of such issuance.

In connection with the Loan, the Company issued to Investors five-year warrants (the “Warrant”) to purchase up to 1,454,546 (the “Warrant Shares”) at $4.125 per share (subject to adjustment to the exercise price to match the same price as any issuances of Company common stock at a lower issuance price, subject to certain exceptions). The parties may not effect any exercise of a Warrant that would result in an Investor (together with its affiliates) owning in excess of 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the exercise in question (the “Beneficial Ownership Limitation”). Each Investor, upon notice to the Company, may increase or decrease the its Beneficial Ownership Limitation, provided that the Beneficial Ownership Limitation may not exceed 9.99%.

The Company and Investors also entered into a Security Agreement (the “Security Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Security Agreement, the Company and its subsidiaries granted Investors a lien on all assets in a pari passu position with the holders of the Bridge Notes.

Pursuant to the Registration Rights Agreement, the Company agreed to, among other terms, file one or more registration statements covering the resale of the Note Shares, the Conversion Shares and Warrant Shares within 30 days of signing the Registration Agreement. The Company also agreed to use its best efforts to have such registration statement declared effective by the Securities and Exchange Commission within sixty days of the date of the transaction, and to file additional registration statements as necessary to register all of such securities for resale under the Securities Act of 1933, as amended.

In connection with the Loan, certain of the Company’s subsidiaries also guaranteed the Company’s obligations under the Notes pursuant to a Subsidiary Guarantee.

The foregoing summary description of the terms and conditions of the foregoing agreements does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, the Note, the Warrant, the Security Agreement, the Registration Agreement and Subsidiary Guarantee, copies of which are filed as Exhibits 10.3, 10.4, 4.1, 10.5, 10.6, and 10.7, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Senior Secured Loan described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein by reference, the Company will sell and issue the securities described therein to “accredited investors,” as that term is defined in the Securities Act, in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act. Each Investor represented that it is acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the securities have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy securities of the Company.

Item 8.01. Other Events.

On June 8, 2020, the Company issued a press release announcing the Loan and transactions with the Bridge Noteholders, a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant issued June 8, 2020

10.1	Form of Secured Convertible Note Modification (Extension) Agreement between the Company and each of the Extending Bridge Noteholders

10.2	Form of Secured Convertible Note Modification Agreement No. 3 between the Company and Knighted Pastures LLC

10.3	Securities Purchase Agreement dated June 8, 2020 between the Company and Investors

10.4	Form of Senior Secured Convertible Promissory Note dated June 8, 2020

10.5	Security Agreement dated June 8, 2020 among Investors, the Company and its subsidiaries

10.6	Registration Rights Agreement dated June 8, 2020 between the Company and Investors

10.7	Subsidiary Guarantee dated June 8, 2020

99.1	Press Release dated June 8, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2020

ALLIED ESPORTS ENTERTAINMENT, INC.

By:	/s/ Anthony Hung
Anthony Hung
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant issued June 8, 2020

10.1	Form of Secured Convertible Note Modification (Extension) Agreement between the Company and each of the Extending Bridge Noteholders

10.2	Form of Secured Convertible Note Modification Agreement No. 3 between the Company and Knighted Pastures LLC

10.3	Securities Purchase Agreement dated June 8, 2020 between the Company and Investors

10.4	Form of Senior Secured Convertible Promissory Note dated June 8, 2020

10.5	Security Agreement dated June 8, 2020 among Investors, the Company and its subsidiaries

10.6	Registration Rights Agreement dated June 8, 2020 between the Company and Investors

10.7	Subsidiary Guarantee dated June 8, 2020

99.1	Press Release dated June 8, 2020